ITEM 14(a)3 - EXHIBIT 11
________________________

MIDLANTIC CORPORATION AND SUBSIDIARIES
COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
(In thousands, except share and per share data)
                                                    1994         1993           1992         1991          1990
______________________________________________________________________________________________________________
EARNINGS APPLICABLE TO PRIMARY COMMON SHARES
  Income (loss) before cumulative
   effect of accounting changes                 $279,105     $131,396        $ 7,028    $(543,303)    $(195,005)
  Preferred stock dividends                       (4,531)      (3,626)        (3,672)      (3,812)       (3,812)
                                                --------     --------        -------    ---------     ---------
  Income (loss) before cumulative
   effect of accounting changes
   applicable to primary common shares           274,574      127,770          3,356     (547,115)     (198,817)
  Cumulative effect of the changes
   in accounting for postemployment
   benefits in 1994 and for
   income taxes in 1993                           (7,528)      38,962             --           --            --
                                                --------     --------        -------    ---------     ---------
       Net income (loss) applicable
        to primary common shares                $267,046     $166,732        $ 3,356    $(547,115)    $(198,817)
                                                ========     ========        =======    =========     =========
EARNINGS APPLICABLE TO FULLY
  DILUTED COMMON SHARES
  Income (loss) before cumulative
   effect of accounting changes
   applicable to primary
   common shares                                $274,574     $127,770        $ 3,356    $(547,115)    $(198,817)
  Interest expense on convertible
   subordinated debentures, net of
   federal income taxes                            3,962        4,084            N/A          N/A           N/A
                                                --------     --------        -------    ---------     ---------
    Income (loss) before cumulative
     effect of accounting changes
     applicable to fully diluted
     common shares                               278,536      131,854          3,356     (547,115)     (198,817)
  Cumulative effect of the changes in
    accounting for postemployment
    benefits in 1994 and for income
    taxes in 1993                                 (7,528)      38,962             --           --            --
                                                --------     --------        -------    ---------     ---------
       Net income (loss) applicable to
        fully diluted common shares             $271,008     $170,816        $ 3,356    $(547,115)    $(198,817)
                                                ========     ========        =======    =========     =========
NUMBER OF AVERAGE SHARES
  Primary
    Average common shares outstanding         52,365,028   50,098,667     41,176,415   38,094,934    38,097,294
    Average common share equivalents             613,013      844,657        392,671          N/A           N/A
                                              ----------   ----------     ----------   ----------    ----------
      Average primary common shares           52,978,041   50,943,324     41,569,086   38,094,934    38,097,294
                                              ==========   ==========     ==========   ==========    ==========


ITEM 14(a)3 - EXHIBIT 11
________________________

MIDLANTIC CORPORATION AND SUBSIDIARIES
COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
(In thousands, except share and per share data)
(continued)

                                                  1994         1993           1992         1991          1990
_____________________________________________________________________________________________________________
  Fully diluted
    Average common shares outstanding       52,365,028   50,098,667     41,176,415   38,094,934    38,097,294
    Average common share equivalents           617,953      907,372        777,390          N/A           N/A
    Average convertible subordinated
     debentures converted to common
     shares                                  1,538,870    1,562,500            N/A          N/A           N/A
                                            ----------   ----------     ----------   ----------    ----------
      Average fully diluted common
       shares                               54,521,851   52,568,539     41,953,805   38,094,934    38,097,294
                                            ==========   ==========     ==========   ==========    ==========
INCOME (LOSS) PER COMMON SHARE
  Income (loss) before cumulative
   effect of accounting changes
    Primary                                      $5.18        $2.51           $.08      $(14.36)       $(5.22)
    Fully diluted                                 5.11         2.51            .08       (14.36)        (5.22)
  Cumulative effect of the changes
   in accounting for postemployment
   benefits in 1994 and for income
   taxes in 1993
    Primary                                       (.14)         .76             --           --            --
    Fully diluted                                 (.14)         .74             --           --            --
  Net income (loss)
    Primary                                       5.04         3.27            .08       (14.36)        (5.22)
    Fully diluted                                 4.97         3.25            .08       (14.36)        (5.22)
                                            ==========   ==========     ==========   ==========    ==========

N/A- Not Applicable

For 1991 and 1990, average common share equivalents were anti-dilutive and have been excluded from the per share computations.
Convertible subordinated debentures were anti-dilutive in 1992, 1991 and 1990 and have been excluded from the per share computations for those periods.